                                                                    EXHIBIT 4(F)

================================================================================

                        DELHAIZE AMERICA, INC., as Issuer

             FOOD LION, LLC, HANNAFORD BROS. CO., KASH N' KARRY FOOD
        STORES, INC., FL FOOD LION, INC., RISK MANAGEMENT SERVICES, INC.,
       HANNBRO COMPANY, MARTIN'S FOODS OF SOUTH BURLINGTON, INC., SHOP `N
    SAVE-MASS., INC., HANNAFORD PROCUREMENT CORP., BONEY WILSON & SONS, INC.
                                  as Guarantors

                                       AND

                              THE BANK OF NEW YORK
                                   as Trustee

                                   ----------


                          THIRD SUPPLEMENTAL INDENTURE

                          Dated as of November __, 2001


                                   ----------


                       $600,000,000 7.375% Notes due 2006

                      $1,100,000,000 8.125% Notes due 2011

                     900,000,000 9.000% Debentures due 2031

================================================================================


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                          THIRD SUPPLEMENTAL INDENTURE

     THIS THIRD SUPPLEMENTAL INDENTURE (this "Third Supplemental Indenture"), dated as of November __, 2001, among Delhaize America, Inc., a North Carolina corporation (the "Company"), Food Lion, LLC, a North Carolina limited liability company ("Food Lion"), Hannaford Bros. Co., a Maine corporation ("Hannaford"), Kash n' Karry Food Stores, Inc., a Delaware corporation ("Kash n' Karry"), FL Food Lion, Inc., a Florida corporation ("FL Food Lion"), Risk Management Services, Inc., a North Carolina corporation ("RMS"), Hannbro Company, a Maine corporation ("Hannbro"), Martin's Foods of South Burlington, Inc., a Vermont corporation ("Martin's"), Shop `n Save-Mass., Inc., a Massachusetts corporation ("Shop `n Save"), Hannaford Procurement Corp., a Maine corporation ("HPC"), Boney Wilson & Sons, Inc., a North Carolina corporation ("Boney") and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

     WHEREAS, the Company and Food Lion have previously executed and delivered to the Trustee an indenture, dated as of April 15, 2001 (the "Indenture"), providing for the issuance from time to time of one or more series of the Company's securities;

     WHEREAS, the Company, Food Lion and the Trustee have previously executed a First Supplemental Indenture to the Indenture, dated as of April 19, 2001 (the "First Supplemental Indenture"), creating three new series of securities of the
Company: (i) 7.375% Notes due 2006, (ii) 8.125% Notes due 2011 and (iii) 9.000%
Debentures due 2031 (the "Securities");

     WHEREAS, the Company, Food Lion, Hannaford and Kash n' Karry have previously executed a Second Supplemental Indenture to the Indenture whereby Hannaford and Kash n' Karry agreed to assume the rights, duties and obligations of a Guarantor (as defined in the Indenture) under the Indenture;

     WHEREAS, pursuant to Section 15.7 of the Indenture, any Person (as defined in the Indenture) may assume the rights, duties and obligations of a Guarantor under the Indenture by executing an indenture supplemental to the Indenture;

     WHEREAS, Section 9.1(2) of the Indenture provides that modifications and amendments to the Indenture may be made and one or more indentures supplemental to the Indenture may be entered into to evidence the addition of one or more additional Persons as a Guarantor under the Indenture, without the written consent of the Holders (as defined in the Indenture) of the Securities;

     WHEREAS, FL Food Lion, RMS, Hannbro, Martin's, Shop `n Save, HPC and Boney each desires to become a Guarantor under the Indenture; and

     WHEREAS, all conditions precedent provided for in the Indenture relating to this Third Supplemental Indenture have been complied with.

     NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH, the Company, Food Lion, Hannaford, Kash n' Karry, FL Food Lion, RMS, Hannbro, Martin's, Shop `n Save, HPC, Boney and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:

                                   ARTICLE I
                                   ---------

     1.1. Additional Guarantors. Each of FL Food Lion, RMS, Hannbro, Martin's,
          ---------------------
Shop `n Save, HPC and Boney hereby agrees to assume the rights, duties and obligations of a Guarantor under the Indenture as provided for in Section 15.7 of the Indenture.

     1.2. Mutatis Mutandis Effect. The Indenture is hereby amended mutatis
          -----------------------
mutandis to reflect the addition of each of FL Food Lion, RMS, Hannbro, Martin's, Shop `n Save, HPC and Boney as a Guarantor under the Indenture.

                                   ARTICLE II
                                   ----------

                                  Miscellaneous
                                  -------------

     2.1. Counterparts. This Third Supplemental Indenture may be executed in
          ------------
counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     2.2. Severability. In the event that any provision of this Third
          ------------
Supplemental Indenture is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     2.3. Headings. The article and section headings herein are for convenience
          --------
only and shall not effect the construction hereof.

     2.4. Successors and Assigns. Any agreements in this Third Supplemental
          ----------------------
Indenture by the Company, Food Lion, Hannaford, Kash n' Karry, FL Food Lion, RMS, Hannbro, Martin's, Shop `n Save, HPC and Boney shall bind their successors and assigns, whether so expressed or not.

     2.5. Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE
          -------------
A CONTRACT UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.

     2.6. Effect of Third Supplemental Indenture. Except as amended by this
          --------------------------------------
Third Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

     2.7. Trustee. The Trustee accepts the modifications effected by this Third
          -------
Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company, Food Lion, Hannaford, Kash n' Karry, FL Food Lion, RMS, Hannbro, Martin's, Shop `n Save, HPC and Boney, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Third Supplemental Indenture and the Trustee makes no representation with respect thereto.

                                       2

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     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental
Indenture to be duly executed as of the day and year first written above.

                                 DELHAIZE AMERICA, INC.


                                 By:________________________________
                                    Name: G. Linn Evans
                                    Title: Assistant Secretary

                                 FOOD LION, LLC

                                 By: ________________________________
                                     Name: G. Linn Evans
                                     Title: Assistant Secretary

                                 HANNAFORD BROS. CO.


                                 By: _________________________________
                                     Name: Emily Dickinson
                                     Title: Vice President

                                 KASH N' KARRY FOOD STORES, INC.


                                 By: _________________________________
                                     Name: G. Linn Evans
                                     Title: Assistant Secretary

                                 FL FOOD LION, INC.


                                 By: _________________________________
                                     Name:
                                     Title:

                                 RISK MANAGEMENT SERVICES, INC.


                                 By: ________________________________
                                     Name:
                                     Title:

                                 HANNBRO COMPANY

                                 By: ________________________________
                                     Name:
                                     Title:

                                 MARTIN'S FOODS OF SOUTH BURLINGTON, INC.



                                 By: ________________________________
                                     Name:
                                     Title:

                                 SHOP `N SAVE-MASS., INC.



                                 By: ________________________________
                                     Name:
                                     Title:

                                 HANNAFORD PROCUREMENT CORP.



                                 By: ________________________________
                                     Name:
                                     Title:

                                 BONEY WILSON & SONS, INC.


                                 By: ________________________________
                                     Name:
                                     Title:

                                 THE BANK OF NEW YORK, as Trustee


                                 By: ________________________________
                                     Name:
                                     Title: